                                                           BRYAN CAVE LLP
                                                                                                             LONDON, ENGLAND
  ST. LOUIS, MISSOURI                                    TWENTY-FIRST FLOOR                               RIYADH, SAUDI ARABIA
    WASHINGTON, D.C.                                 2800 NORTH CENTRAL AVENUE                             KUWAIT CITY, KUWAIT
   NEW YORK, NEW YORK                               PHOENIX, ARIZONA 85004-1098                      ABU DHABI, UNITED ARAB EMIRATES
 KANSAS CITY, MISSOURI                                     (602) 230-7000                              DUBAI, UNITED ARAB EMIRATES
 OVERLAND PARK, KANSAS                               FACSIMILE: (602) 266-5938                                  HONG KONG
LOS ANGELES, CALIFORNIA                                                                               ASSOCIATED OFFICE IN SHANGHAI
SANTA MONICA, CALIFORNIA
   IRVINE, CALIFORNIA
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                                  June 30, 1997


Mobile Mini, Inc.
1834 West Third Street
Tempe, Arizona  85281


Dear Sirs:

         We are acting as counsel to Mobile Mini, Inc. (the "Company") in connection with the Registration Statement on Form S-2 (the "Registration
Statement"),  under the Securities Act of 1933, as amended (the "Act"), covering
1,067,500  shares of the Company's  common stock,  par value $.01 per share (the
"Common  Stock"),  issuable upon exercise of  redeemable  Common Stock  Purchase
Warrants (the "Warrants") issued in connection with the Company's 1994 initial public offering (the "Initial Public Offering").

         We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed.
In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock reserved for issuance upon exercise of the Warrants, when so issued, upon exercise in accordance with the terms and provisions of the Warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption
"Legal Matters" in the Prospectus forming a part of the Registration  Statement.
In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,



                                        /s/ Bryan Cave LLP
                                        BRYAN CAVE LLP